                                                                  PAGE 1
                          State of Delaware

                   Office of the Secretary of State

                   --------------------------------

     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE,

DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE

OF AMENDMENT OF "IKOS SYSTEMS, INC.", FILED IN THIS OFFICE ON THE FIFTH

DAY OF MAY, A.D. 1994, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT

COUNTY RECORDER OF DEEDS FOR RECORDING.





                                      /s/WILLIAM T. QUILLEN
                               [SEAL] --------------------------------------
                                      William T. Quillen, Secretary of State

2230111  8100                         AUTHENTICATION:    7111165

944079425                                       DATE:    05-05-94

                                                    STATE OF DELAWARE
                                                   SECRETARY OF STATE
                                                DIVISION OF CORPORATIONS
                                                FILED 09:00 AM 05/05/1994
                                                  944079425 - 2230111

                    CERTIFICATE OF AMENDMENT
                               OF
                  CERTIFICATE OF INCORPORATION
                               OF
                       IKOS SYSTEMS, INC.

     IKOS SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES

HEREBY CERTIFY:

          The amendment to the Corporation's Certificate of Incorporation set forth in the following resolutions approved by the Corporation's

     Board of Directors and stockholders was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

     RESOLVED, that Paragraph A of Article FOURTH of the Corporation's Certificate of Incorporation be amended and restated in its entirety to read as follows:

     "A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is thirty-five million (35,000,000) shares, consisting of:

                  (1) ten million (10,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the "Preferred Stock"); and

                  (2) twenty-five million (25,000,000) shares of Common Stock, par value one cent ($.01) per share (the "Common Stock")."

     IN WITNESS WHEREOF, IKOS SYSTEMS, INC. has caused this certificate to be signed by Gerald S. Casilli, its Chairman of the Board and Chief

Executive Officer, and attested by Joseph W. Rockom, its Assistant Secretary,

this 21 day of April 1994.

                          IKOS SYSTEMS, INC.


                          By: /s/GERALD S. CASILLI
                          --------------------------------------------
                          Gerald S. Casilli, Chairman of the Board and
                          Chief Executive Officer

ATTEST:


By: /s/JOSEPH W. ROCKOM
    -------------------------------------
    Joseph W. Rockom, Assistant Secretary